                                                    Registration No. ___________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             THE VANTIVE CORPORATION
  ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                       77-0266662
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)


                              2455 Augustine Drive
                              Santa Clara, CA 95054
                             -----------------------
               (Address of principal executive offices) (Zip code)


                             THE VANTIVE CORPORATION
                 AMENDED AND RESTATED 1991 STOCK OPTION PLAN AND
                 INDIVIDUAL OPTION AGREEMENTS GRANTED UNDER THE
   INNOVATIVE COMPUTER CONCEPTS, INC. 1995 STOCK INCENTIVE PLAN AND ASSUMED BY
                             THE VANTIVE CORPORATION
  -----------------------------------------------------------------------------
                            (Full title of the plan)


                                David Schellhase
                       Vice President and General Counsel
                             The Vantive Corporation
                              2455 Augustine Drive
                              Santa Clara, CA 95054
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/982-5700

This registration statement, including all exhibits and attachments, contains 16 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

======================================================================================================================

                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                         Proposed maximum      Proposed maximum
     Title of securities            Amount to be        offering price per    aggregate offering       Amount of
     to be registered(1)             registered              share(2)               price(2)        registration fee
------------------------------- ---------------------- --------------------- --------------------- -------------------
Amended and Restated 1991
Stock Option Plan

Common Stock                             161,133              $29.4011           $ 4,737,487.45
par value $0.001                       1,103,938              $27.125            $29,944,318.25

Assumed Options

Common Stock                              32,373               $0.09                  $2,913.57
par value $0.001

TOTALS                                 1,297,444                                 $34,684,719.27        $10,510.52
======================================================================================================================

(1)  The securities to be registered include options to acquire such Common
     Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under The Vantive Corporation Amended and Restated 1991 Stock Option Plan and the individual option agreements granted under the Innovative Computer Concepts, Inc. 1995 Stock Incentive Plan and assumed by The Vantive Corporation, the prices are computed on the basis of the weighted average exercise prices. As to the remaining shares under The Vantive Corporation Amended and Restated 1991 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on September 19, 1997 as reported on the National Association of Securities Dealers Automated Quotations System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

         The Vantive Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1996, as filed with the Commission.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation ("GCWF"). As of September 15, 1997, certain attorneys of GCWF owned 28,519 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

         The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.  Exemption From Registration Claimed

         Inapplicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         (a) Rule 415 Offering

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 26, 1997.

                                       The Vantive Corporation



                                       By: /s/ Kathleen A. Murphy
                                          --------------------------------------
                                                Kathleen A. Murphy
                                                Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of The Vantive Corporation, whose signatures appear below, hereby constitute and appoint John R. Luongo and Kathleen A. Murphy, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 24, 1997.

Signature                           Title
---------                           -----
/s/ John R. Luongo                  President, Chief Executive Officer and Director
------------------------------      (Principal Executive Officer)
John R. Luongo


/s/ Kathleen A. Murphy              Chief Financial Officer (Principal Financial
------------------------------      Officer)
Kathleen A. Murphy


/s/ Michael M. Loo                  Vice President, Finance (Principal Accounting
------------------------------      Officer)
Michael M. Loo


/s/ Roger J. Sippl                  Chairman of the Board and Director
------------------------------
Roger J. Sippl


/s/ Aneel Bhusri                    Director
------------------------------
Aneel Bhusri


/s/ William H. Davidow              Director
------------------------------
William H. Davidow


                                    Director
------------------------------
Kevin G. Hall


                                    Director
------------------------------
Raymond L. Ocampo Jr.


/s/ Peter A. Roshko                 Director
------------------------------
Peter A. Roshko

                                  EXHIBIT INDEX

                                                                                  Sequentially
                                                                                  Numbered Page
                                                                                  -------------

4.1        Restated Certificate of Incorporation of the Company, as filed with       9
           the Secretary of State of the State of Delaware on August 18, 1995

4.2        Bylaws of the Company are incorporated by reference to Exhibit 3.2 to     --
           the Company's Registration Statement on Form S-1 filed with the
           Securities and Exchange Commission, declared effective on August 14,
           1995 (No. 33-94244)


5          Opinion re legality                                                        14

23.1       Consent of Counsel (included in Exhibit 5)                                 --

23.2       Consent of Arthur Andersen LLP                                             16

24         Power of Attorney (included in signature pages to this registration        --
           statement)
